Exhibit 23.1
KPMG LLP Suite 4000 150 John F. Kennedy Parkway Short Hills, NJ 07078-2702

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 4, 2026, with respect to the financial statements of Aquestive Therapeutics, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Short Hills, New Jersey
June 26, 2026